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LIST OF SUBSIDIARIES OF THE REGISTRANTS



                                                                     EXHIBIT 8.1

                                                 Subsidiaries of the Registrants

1.       Subsidiaries of Luscar Energy Partnership



                                     STATE OR OTHER
                                     JURISDICTION OF      NAMES UNDER WHICH
                                      INCORPORATION        SUCH SUBSIDIARY
SUBSIDIARY                           OR ORGANIZATION        DOES BUSINESS
----------                           ---------------        -------------
Luscar Coal Income Fund...........       Alberta                 n/a

Luscar Coal Ltd. .................       Alberta                 n/a

Luscar Ltd........................       Alberta                 n/a

3718492 Canada Inc................       Canada                  n/a



2.       Subsidiaries of Luscar Coal Ltd.



                                     STATE OR OTHER
                                     JURISDICTION OF      NAMES UNDER WHICH
                                      INCORPORATION        SUCH SUBSIDIARY
SUBSIDIARY                           OR ORGANIZATION        DOES BUSINESS
----------                           ---------------        -------------
Luscar Ltd........................       Alberta                 n/a

3718492 Canada Inc................       Canada                  n/a
